News Release

Trustmark Corporation Announces Third Quarter 2012 Financial Results
and Declares $0.23 Quarterly Cash Dividend

Jackson, Miss. – October 23, 2012 – Trustmark Corporation (NASDAQ:TRMK) announced net income available to common shareholders of $29.9 million in the third quarter of 2012, which represented diluted earnings per common share of $0.46, an increase of 2.2% from the prior quarter and 9.5% when compared to the third quarter of 2011.  Trustmark’s performance during the third quarter of 2012 produced a return on average tangible common equity of 12.61% and a return on average assets of 1.21%.  During the first nine months of 2012, Trustmark’s net income available to common shareholders totaled $89.6 million, which represented diluted earnings per common share of $1.38, an increase of 7.0% from the comparable period one year earlier.  Trustmark’s performance during the first nine months of 2012 resulted in a return on average tangible common equity of 12.91% and a return on average assets of 1.22%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per common share payable December 15, 2012, to shareholders of record on December 1, 2012.

Gerard R. Host, President and CEO, stated, “Trustmark achieved another solid quarter of financial performance despite sluggish economic conditions and the prolonged low interest rate environment. During the quarter, we continued building upon and expanding customer relationships.  This was especially evident in our mortgage banking and insurance businesses.  We continued to experience meaningful improvement in credit quality as reflected by significantly lower levels of classified and criticized loans as well as a 30.9% reduction in net charge-offs.  Also we made progress toward our pending merger with BancTrust Financial Group, a $2.0 billion financial institution based in Mobile, Alabama.  This transaction, which is expected to close during the first two months of 2013, is subject to regulatory approval.”

Credit Quality
•	Nonperforming loans declined 19.1% to $80.7 million
•	Classified and criticized loans declined $15.9 million and $15.2 million, respectively
•	Allowance for loan losses represented 174.1% of nonperforming loans, excluding impaired loans

Trustmark continued to experience significant improvements in credit quality.  Nonperforming loans totaled $80.7 million at September 30, 2012, a decline of 19.1% from the prior quarter and 19.0% from the prior year.  Foreclosed other real estate increased 11.9% from the prior quarter but decreased 7.9% from the prior year to total $82.5 million.  Collectively, nonperforming assets totaled $163.1 million at September 30, 2012, the lowest level since year end 2008 and a decline of 36.4% from the peak of $256.7 million at March 31, 2010.  All of the above metrics exclude acquired loans and other real estate covered by FDIC loss-share agreements.

Net charge-offs during the third quarter of 2012 totaled $4.6 million.  The third quarter provision for loan losses totaled $3.4 million as sufficient reserves were previously established for both impaired and other substandard credits.  During the third quarter, Trustmark experienced a $15.9 million, or 5.5%, decline in classified loans and a $15.2 million, or 4.2%, decline in criticized loans relative to the prior quarter.  Relative to balances one year earlier, classified loans decreased $71.1 million, or 20.6%, while criticized loans decreased $69.0 million, or 16.5%.

Allocation of Trustmark’s $83.5 million allowance for loan losses represented 1.79% of commercial loans and 0.84% of consumer and home mortgage loans, resulting in an allowance to total loans of 1.51% at September 30, 2012, which represents a level management considers to be commensurate with the inherent risk in the loan portfolio.  The allowance for loan losses represented 174.1% of nonperforming loans, excluding impaired loans.  All of the above metrics exclude acquired loans.

Capital Strength
•	Tangible common equity to tangible assets expanded to 10.13%
•	Total risk-based capital ratio increased to 17.25%

Trustmark’s solid capital position reflects the consistent profitability of its diversified financial services businesses as well as prudent balance sheet management.  At September 30, 2012, tangible common equity totaled $968.6 million and represented 10.13% of tangible assets while the total risk-based capital ratio was 17.25%.  Trustmark’s strong capital base provides the opportunity to support organic loan growth in an improving economy and enhance long-term shareholder value.

Balance Sheet Management
•	Average earning assets remained stable at $8.7 billion
•	Net interest income (FTE) totaled $88.9 million

Loans held for investment and acquired loans totaled $5.7 billion at September 30, 2012, a decrease of $135.0 million from the prior quarter due principally to a $113.5 million decline in single family mortgage loans.  During the quarter, many customers continued to take advantage of the opportunity to refinance existing mortgages at more attractive rates.  In fact, Trustmark’s mortgage production totaled $514.8 million in the third quarter, an increase of 10.7% from the prior quarter and 50.9% from levels one year earlier.  Trustmark elected to sell the vast majority of these lower rate, longer-term home mortgages in the secondary market rather than replacing the runoff in its single family loan portfolio.  Trustmark’s decision to discontinue indirect auto financing continued to be reflected in loan totals as this portfolio declined $13.6 million in the third quarter to total $36.2 million.  Commercial and industrial loans increased $20.4 million during the quarter, reflecting growth in Trustmark’s Mississippi, Tennessee and Texas markets.

During the third quarter of 2012, average earning assets remained stable at $8.7 billion as growth in investment securities effectively offset declining loan balances.  Average deposits decreased $139.0 million, or 1.7%, relative to the prior quarter to total $7.9 billion.  Average noninterest-bearing deposits increased 2.1% to represent 26.0% of average deposits in the third quarter of 2012.

While not immune to the extended low interest rate environment and continued sluggish economic conditions that have impacted the banking industry, Trustmark’s prudent asset and liability management produced net interest income (FTE) of $88.9 million in the third quarter of 2012.  The net interest margin was 4.06% during the third quarter, down nine basis points from the prior quarter.  The decrease is primarily due to the downward repricing of loans and securities, partially offset by modest declines in the cost of interest-bearing deposits.

Noninterest Income
•	Noninterest income totaled $44.9 million, representing 34.5% of total revenue
•	Mortgage banking momentum continued with year-to-date income of $29.6 million

Mortgage banking income continued at record levels due to strong loan production resulting from historically low interest rates.  During the third quarter, mortgage banking income totaled $11.2 million, reflecting stable mortgage servicing income and increased secondary marketing gains, which were offset in part by increased mortgage servicing hedge ineffectiveness.  Mortgage banking results for the quarter included mark-to-market adjustments on mortgage loans held for sale of $2.6 million due largely to increased refinancing activity resulting from lower mortgage rates.

Insurance revenue during the third quarter totaled $7.5 million, an increase of 4.9% from the prior quarter due to seasonal increases in commercial insurance business as well as a firming of insurance rates as renewals occur.  Insurance revenue was stable relative to levels one year earlier.  Wealth management income totaled $5.6 million in the third quarter, down approximately $150 thousand from the prior quarter and $381 thousand from levels one year earlier due largely to the diminishing profitability of its proprietary mutual fund business.  During the third quarter, Trustmark completed the previously announced sale and reorganization of its proprietary mutual fund business for a pretax payment of $1.2 million, which is reflected in other noninterest income.  As a result of this transaction, Trustmark is able to fully embrace open architecture in its wealth management business and focus additional resources on managing client relationships.

Service charges on deposit accounts totaled $13.1 million in the third quarter, reflecting a 4.1% increase from the prior quarter and a 4.0% decrease from levels one year earlier.  Bank card and other fee income totaled $6.9 million, down $1.3 million from the prior quarter principally due to reduced commercial credit related fee income, and in-line with levels one year earlier.

Noninterest Expense
•	Noninterest expense remained well-controlled
•	ORE/Foreclosure expense declined to lowest level in 13 quarters

Noninterest expense in the third quarter totaled $83.5 million, down $4.5 million from the prior quarter and $2.0 million from levels one year earlier.  Salary and employee benefit expense remained well-controlled, increasing 0.9% from the prior quarter to total $47.4 million.  Services and fees as well as equipment expense declined relative to the prior quarter. Occupancy expense totaled $5.4 million, an increase of approximately $400 thousand from the prior quarter due largely to a write-off of leasehold improvements associated with a pending branch office consolidation.

ORE/Foreclosure expense continued to reflect positive trends.  During the third quarter of 2012, ORE/Foreclosure expense totaled $1.7 million, a decline of 28.7% relative to the prior quarter and 69.7% when compared to figures one year earlier.  Other expense totaled $10.4 million in the third quarter, a decline of $4.5 million from the prior quarter.  This decline is directly attributed to Trustmark’s additional $4.0 million reserve for mortgage repurchases in the second quarter of 2012.

ADDITIONAL INFORMATION
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, October 24, 2012, at 10:00 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877)317-6789, passcode 10008303, or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Thursday, November 8, 2012, in archived format at the same web address or by calling (877)344-7529, passcode 10008303.

Trustmark is a financial services company providing banking and financial solutions through approximately 170 offices in Florida, Mississippi, Tennessee and Texas.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission in this report could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of the European financial crisis on the U.S. economy and the markets we serve, and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism, the expected timing and likelihood of completion of the proposed merger with BancTrust Financial Group, Inc., (BancTrust), including the timing, receipt and terms and conditions of required regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the merger, the ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the business and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect, the risk that the proposed merger with BancTrust is terminated prior to completion and results in significant transaction costs to Trustmark, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2012 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	9/30/2012	6/30/2012	9/30/2011	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,409,292	$2,341,475	$2,150,117	$67,817	2.9%	$259,175	12.1%
Securities AFS-nontaxable	169,037	167,287	170,714	1,750	1.0%	(1,677)	-1.0%
Securities HTM-taxable	28,333	30,136	52,868	(1,803)	-6.0%	(24,535)	-46.4%
Securities HTM-nontaxable	18,361	19,378	24,062	(1,017)	-5.2%	(5,701)	-23.7%
Total securities	2,625,023	2,558,276	2,397,761	66,747	2.6%	227,262	9.5%
Loans (including loans held for sale)	5,886,447	5,938,168	5,985,730	(51,721)	-0.9%	(99,283)	-1.7%
Acquired loans:
Noncovered loans	88,562	97,341	-	(8,779)	-9.0%	88,562	n/m
Covered loans	65,259	70,217	83,811	(4,958)	-7.1%	(18,552)	-22.1%
Fed funds sold and rev repos	6,583	5,309	5,801	1,274	24.0%	782	13.5%
Other earning assets	31,758	29,654	32,327	2,104	7.1%	(569)	-1.8%
Total earning assets	8,703,632	8,698,965	8,505,430	4,667	0.1%	198,202	2.3%
Allowance for loan losses	(86,865)	(92,223)	(88,888)	5,358	-5.8%	2,023	-2.3%
Cash and due from banks	236,566	272,283	216,134	(35,717)	-13.1%	20,432	9.5%
Other assets	958,030	947,914	939,780	10,116	1.1%	18,250	1.9%
Total assets	$9,811,363	$9,826,939	$9,572,456	$(15,576)	-0.2%	$238,907	2.5%

Interest-bearing demand deposits	$1,534,244	$1,545,203	$1,558,318	$(10,959)	-0.7%	$(24,074)	-1.5%
Savings deposits	2,348,413	2,467,546	2,133,437	(119,133)	-4.8%	214,976	10.1%
Time deposits less than $100,000	1,150,620	1,169,532	1,232,374	(18,912)	-1.6%	(81,754)	-6.6%
Time deposits of $100,000 or more	781,926	813,530	877,951	(31,604)	-3.9%	(96,025)	-10.9%
Total interest-bearing deposits	5,815,203	5,995,811	5,802,080	(180,608)	-3.0%	13,123	0.2%
Fed funds purchased and repos	374,885	280,726	462,294	94,159	33.5%	(87,409)	-18.9%
Short-term borrowings	81,773	80,275	85,678	1,498	1.9%	(3,905)	-4.6%
Long-term FHLB advances	-	-	2,413	-	n/m	(2,413)	-100.0%
Subordinated notes	49,858	49,850	49,825	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Total interest-bearing liabilities	6,383,575	6,468,518	6,464,146	(84,943)	-1.3%	(80,571)	-1.2%
Noninterest-bearing deposits	2,039,729	1,998,077	1,811,472	41,652	2.1%	228,257	12.6%
Other liabilities	114,454	104,628	85,404	9,826	9.4%	29,050	34.0%
Total liabilities	8,537,758	8,571,223	8,361,022	(33,465)	-0.4%	176,736	2.1%
Shareholders' equity	1,273,605	1,255,716	1,211,434	17,889	1.4%	62,171	5.1%
Total liabilities and equity	$9,811,363	$9,826,939	$9,572,456	$(15,576)	-0.2%	$238,907	2.5%

				Linked Quarter		Year over Year
PERIOD END BALANCES	9/30/2012	6/30/2012	9/30/2011	$ Change	% Change	$ Change	% Change
Cash and due from banks	$209,188	$284,735	$245,132	$(75,547)	-26.5%	$(35,944)	-14.7%
Fed funds sold and rev repos	5,295	6,725	8,810	(1,430)	-21.3%	(3,515)	-39.9%
Securities available for sale	2,724,446	2,592,807	2,476,905	131,639	5.1%	247,541	10.0%
Securities held to maturity	45,484	47,867	71,046	(2,383)	-5.0%	(25,562)	-36.0%
Loans held for sale (LHFS)	324,897	286,221	210,269	38,676	13.5%	114,628	54.5%
Loans held for investment (LHFI)	5,527,963	5,650,548	5,783,712	(122,585)	-2.2%	(255,749)	-4.4%
Allowance for loan losses	(83,526)	(84,809)	(89,463)	1,283	-1.5%	5,937	-6.6%
Net LHFI	5,444,437	5,565,739	5,694,249	(121,302)	-2.2%	(249,812)	-4.4%
Acquired loans:
Noncovered loans	83,110	94,013	-	(10,903)	-11.6%	83,110	n/m
Covered loans	64,503	66,015	79,064	(1,512)	-2.3%	(14,561)	-18.4%
Allowance for loan losses, acquired loans	(4,343)	(1,526)	-	(2,817)	n/m	(4,343)	n/m
Net acquired loans	143,270	158,502	79,064	(15,232)	-9.6%	64,206	81.2%
Net LHFI and acquired loans	5,587,707	5,724,241	5,773,313	(136,534)	-2.4%	(185,606)	-3.2%
Premises and equipment, net	155,467	156,089	141,639	(622)	-0.4%	13,828	9.8%
Mortgage servicing rights	44,211	43,580	43,659	631	1.4%	552	1.3%
Goodwill	291,104	291,104	291,104	-	0.0%	-	0.0%
Identifiable intangible assets	18,327	19,356	14,861	(1,029)	-5.3%	3,466	23.3%
Other real estate, excluding covered other real estate	82,475	73,673	89,597	8,802	11.9%	(7,122)	-7.9%
Covered other real estate	5,722	6,482	7,197	(760)	-11.7%	(1,475)	-20.5%
FDIC indemnification asset	23,979	25,309	33,436	(1,330)	-5.3%	(9,457)	-28.3%
Other assets	353,857	332,657	298,953	21,200	6.4%	54,904	18.4%
Total assets	$9,872,159	$9,890,846	$9,705,921	$(18,687)	-0.2%	$166,238	1.7%

Deposits:
Noninterest-bearing	$2,118,853	$2,063,261	$1,871,040	$55,592	2.7%	$247,813	13.2%
Interest-bearing	5,685,188	5,932,596	5,698,684	(247,408)	-4.2%	(13,496)	-0.2%
Total deposits	7,804,041	7,995,857	7,569,724	(191,816)	-2.4%	234,317	3.1%
Fed funds purchased and repos	408,711	297,669	576,672	111,042	37.3%	(167,961)	-29.1%
Short-term borrowings	83,612	78,594	98,887	5,018	6.4%	(15,275)	-15.4%
Long-term FHLB advances	-	-	741	-	n/m	(741)	-100.0%
Subordinated notes	49,863	49,855	49,831	8	0.0%	32	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Other liabilities	186,061	148,520	126,604	37,541	25.3%	59,457	47.0%
Total liabilities	8,594,144	8,632,351	8,484,315	(38,207)	-0.4%	109,829	1.3%
Common stock	13,496	13,496	13,359	-	0.0%	137	1.0%
Capital surplus	284,089	283,023	264,750	1,066	0.4%	19,339	7.3%
Retained earnings	973,182	958,322	923,891	14,860	1.6%	49,291	5.3%
Accum other comprehensive
income, net of tax	7,248	3,654	19,606	3,594	98.4%	(12,358)	-63.0%
Total shareholders' equity	1,278,015	1,258,495	1,221,606	19,520	1.6%	56,409	4.6%
Total liabilities and equity	$9,872,159	$9,890,846	$9,705,921	$(18,687)	-0.2%	$166,238	1.7%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2012 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	9/30/2012	6/30/2012	9/30/2011	$ Change	% Change	$ Change	% Change
Interest and fees on loans-FTE	$77,783	$78,046	$79,256	$(263)	-0.3%	$(1,473)	-1.9%
Interest on securities-taxable	15,909	17,352	18,115	(1,443)	-8.3%	(2,206)	-12.2%
Interest on securities-tax exempt-FTE	2,089	2,086	2,155	3	0.1%	(66)	-3.1%
Interest on fed funds sold and rev repos	6	5	5	1	20.0%	1	20.0%
Other interest income	339	336	329	3	0.9%	10	3.0%
Total interest income-FTE	96,126	97,825	99,860	(1,699)	-1.7%	(3,734)	-3.7%
Interest on deposits	5,725	6,465	8,911	(740)	-11.4%	(3,186)	-35.8%
Interest on fed funds pch and repos	135	142	216	(7)	-4.9%	(81)	-37.5%
Other interest expense	1,358	1,359	1,386	(1)	-0.1%	(28)	-2.0%
Total interest expense	7,218	7,966	10,513	(748)	-9.4%	(3,295)	-31.3%
Net interest income-FTE	88,908	89,859	89,347	(951)	-1.1%	(439)	-0.5%
Provision for loan losses, excluding acquired loans	3,358	650	7,978	2,708	n/m	(4,620)	-57.9%
Provision for acquired loan losses	2,105	1,672	-	433	25.9%	2,105	n/m
Net interest income after provision-FTE	83,445	87,537	81,369	(4,092)	-4.7%	2,076	2.6%
Service charges on deposit accounts	13,135	12,614	13,680	521	4.1%	(545)	-4.0%
Insurance commissions	7,533	7,179	7,516	354	4.9%	17	0.2%
Wealth management	5,612	5,762	5,993	(150)	-2.6%	(381)	-6.4%
Bank card and other fees	6,924	8,179	7,033	(1,255)	-15.3%	(109)	-1.5%
Mortgage banking, net	11,150	11,184	9,783	(34)	-0.3%	1,367	14.0%
Other, net	512	(1,150)	234	1,662	n/m	278	n/m
Nonint inc-excl sec gains, net	44,866	43,768	44,239	1,098	2.5%	627	1.4%
Security (losses) gains, net	(1)	(8)	33	7	-87.5%	(34)	n/m
Total noninterest income	44,865	43,760	44,272	1,105	2.5%	593	1.3%
Salaries and employee benefits	47,404	46,959	44,701	445	0.9%	2,703	6.0%
Services and fees	11,682	11,750	11,485	(68)	-0.6%	197	1.7%
Net occupancy-premises	5,352	4,954	5,093	398	8.0%	259	5.1%
Equipment expense	5,095	5,183	5,038	(88)	-1.7%	57	1.1%
FDIC assessment expense	1,826	1,826	1,812	-	0.0%	14	0.8%
ORE/Foreclosure expense	1,702	2,388	5,616	(686)	-28.7%	(3,914)	-69.7%
Other expense	10,399	14,899	11,736	(4,500)	-30.2%	(1,337)	-11.4%
Total noninterest expense	83,460	87,959	85,481	(4,499)	-5.1%	(2,021)	-2.4%
Income before income taxes and tax eq adj	44,850	43,338	40,160	1,512	3.5%	4,690	11.7%
Tax equivalent adjustment	3,629	3,411	3,667	218	6.4%	(38)	-1.0%
Income before income taxes	41,221	39,927	36,493	1,294	3.2%	4,728	13.0%
Income taxes	11,317	10,578	9,525	739	7.0%	1,792	18.8%
Net income available to common shareholders	$29,904	$29,349	$26,968	$555	1.9%	$2,936	10.9%

Per common share data
Earnings per share - basic	$0.46	$0.45	$0.42	$0.01	2.2%	$0.04	9.5%

Earnings per share - diluted	$0.46	$0.45	$0.42	$0.01	2.2%	$0.04	9.5%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average common shares outstanding
Basic	64,778,329	64,771,530	64,119,235

Diluted	64,992,614	64,938,697	64,310,453

Period end common shares outstanding	64,779,937	64,775,694	64,119,235

OTHER FINANCIAL DATA
Return on common equity	9.34%	9.40%	8.83%
Return on average tangible common equity	12.61%	12.74%	12.04%
Return on equity	9.34%	9.40%	8.83%
Return on assets	1.21%	1.20%	1.12%
Interest margin - Yield - FTE	4.39%	4.52%	4.66%
Interest margin - Cost	0.33%	0.37%	0.49%
Net interest margin - FTE	4.06%	4.15%	4.17%
Efficiency ratio (1)	62.39%	66.26%	63.99%
Full-time equivalent employees	2,632	2,598	2,542

COMMON STOCK PERFORMANCE
Market value-Close	$24.34	$24.48	$18.15
Common book value	$19.73	$19.43	$19.05
Tangible common book value	$14.95	$14.64	$14.28

(1) - Excludes nonrecurring income and expense items such as securities gains or losses, bargain purchase gains and one-time acquisition related transaction expenses.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2012 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	9/30/2012	6/30/2012	9/30/2011	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Florida	$21,456	$22,260	$27,263	$(804)	-3.6%	$(5,807)	-21.3%
Mississippi (2)	32,041	47,322	44,825	(15,281)	-32.3%	(12,784)	-28.5%
Tennessee (3)	7,388	11,171	14,575	(3,783)	-33.9%	(7,187)	-49.3%
Texas	19,773	18,927	12,915	846	4.5%	6,858	53.1%
Total nonaccrual loans	80,658	99,680	99,578	(19,022)	-19.1%	(18,920)	-19.0%
Other real estate
Florida	22,340	23,324	29,949	(984)	-4.2%	(7,609)	-25.4%
Mississippi (2)	27,113	19,511	21,027	7,602	39.0%	6,086	28.9%
Tennessee (3)	18,545	18,850	17,940	(305)	-1.6%	605	3.4%
Texas	14,477	11,988	20,681	2,489	20.8%	(6,204)	-30.0%
Total other real estate	82,475	73,673	89,597	8,802	11.9%	(7,122)	-7.9%
Total nonperforming assets	$163,133	$173,353	$189,175	$(10,220)	-5.9%	$(26,042)	-13.8%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$5,699	$1,843	$3,166	$3,856	n/m	$2,533	80.0%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$39,492	$35,270	$32,956	$4,222	12.0%	$6,536	19.8%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	9/30/2012	6/30/2012	9/30/2011	$ Change	% Change	$ Change	% Change
Beginning Balance	$84,809	$90,879	$86,846	$(6,070)	-6.7%	$(2,037)	-2.3%
Provision for loan losses	3,358	650	7,978	2,708	n/m	(4,620)	-57.9%
Charge-offs	(7,907)	(9,264)	(8,675)	1,357	-14.6%	768	-8.9%
Recoveries	3,266	2,544	3,314	722	28.4%	(48)	-1.4%
Net charge-offs	(4,641)	(6,720)	(5,361)	2,079	-30.9%	720	-13.4%
Ending Balance	$83,526	$84,809	$89,463	$(1,283)	-1.5%	$(5,937)	-6.6%

PROVISION FOR LOAN LOSSES (4)
Florida	$7	$(770)	$3,046	$777	n/m	$(3,039)	-99.8%
Mississippi (2)	466	1,141	3,732	(675)	-59.2%	(3,266)	-87.5%
Tennessee (3)	687	839	(105)	(152)	-18.1%	792	n/m
Texas	2,198	(560)	1,305	2,758	n/m	893	68.4%
Total provision for loan losses	$3,358	$650	$7,978	$2,708	n/m	$(4,620)	-57.9%

NET CHARGE-OFFS (4)
Florida	$(488)	$4,491	$2,909	$(4,979)	n/m	$(3,397)	n/m
Mississippi (2)	4,726	1,751	1,988	2,975	n/m	2,738	n/m
Tennessee (3)	438	536	499	(98)	-18.3%	(61)	-12.2%
Texas	(35)	(58)	(35)	23	-39.7%	-	0.0%
Total net charge-offs	$4,641	$6,720	$5,361	$(2,079)	-30.9%	$(720)	-13.4%

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.31%	0.46%	0.36%
Provision for loan losses/average loans	0.23%	0.04%	0.53%
Nonperforming loans/total loans (incl LHFS)	1.38%	1.68%	1.66%
Nonperforming assets/total loans (incl LHFS)	2.79%	2.92%	3.16%
Nonperforming assets/total loans (incl LHFS) +ORE	2.75%	2.88%	3.11%
ALL/total loans (excl LHFS)	1.51%	1.50%	1.55%
ALL-commercial/total commercial loans	1.79%	1.81%	1.94%
ALL-consumer/total consumer and home mortgage loans	0.84%	0.81%	0.76%
ALL/nonperforming loans	103.56%	85.08%	89.84%
ALL/nonperforming loans -
(excl impaired loans)	174.09%	186.45%	248.82%

CAPITAL RATIOS
Total equity/total assets	12.95%	12.72%	12.59%
Common equity/total assets	12.95%	12.72%	12.59%
Tangible common equity/tangible assets	10.13%	9.90%	9.74%
Tangible common equity/risk-weighted assets	14.49%	14.30%	14.04%
Tier 1 leverage ratio	10.83%	10.63%	10.38%
Tier 1 common risk-based capital ratio	14.50%	14.36%	13.84%
Tier 1 risk-based capital ratio	15.40%	15.26%	14.76%
Total risk-based capital ratio	17.25%	17.12%	16.78%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2012 ($ in thousands) (unaudited)

	Quarter Ended					Nine Months Ended
AVERAGE BALANCES	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	9/30/2012	9/30/2011
Securities AFS-taxable	$2,409,292	$2,341,475	$2,327,572	$2,241,361	$2,150,117	$2,359,628	$2,114,897
Securities AFS-nontaxable	169,037	167,287	160,870	164,057	170,714	165,743	155,796
Securities HTM-taxable	28,333	30,136	33,270	41,106	52,868	30,571	74,608
Securities HTM-nontaxable	18,361	19,378	21,598	22,664	24,062	19,774	25,641
Total securities	2,625,023	2,558,276	2,543,310	2,469,188	2,397,761	2,575,716	2,370,942
Loans (including loans held for sale)	5,886,447	5,938,168	6,014,133	5,999,221	5,985,730	5,946,031	6,045,218
Acquired loans:
Noncovered loans	88,562	97,341	19,931	-	-	68,684	-
Covered loans	65,259	70,217	75,612	77,934	83,811	70,344	54,197
Fed funds sold and rev repos	6,583	5,309	9,568	10,516	5,801	7,151	6,980
Other earning assets	31,758	29,654	34,102	34,859	32,327	31,838	37,345
Total earning assets	8,703,632	8,698,965	8,696,656	8,591,718	8,505,430	8,699,764	8,514,682
Allowance for loan losses	(86,865)	(92,223)	(92,062)	(90,857)	(88,888)	(90,371)	(93,215)
Cash and due from banks	236,566	272,283	232,139	221,278	216,134	246,958	218,310
Other assets	958,030	947,914	918,273	914,468	939,780	941,468	925,750
Total assets	$9,811,363	$9,826,939	$9,755,006	$9,636,607	$9,572,456	$9,797,819	$9,565,527

Interest-bearing demand deposits	$1,534,244	$1,545,203	$1,545,045	$1,511,422	$1,558,318	$1,541,471	$1,534,874
Savings deposits	2,348,413	2,467,546	2,339,166	2,067,431	2,133,437	2,384,908	2,152,498
Time deposits less than $100,000	1,150,620	1,169,532	1,190,888	1,212,190	1,232,374	1,170,274	1,232,777
Time deposits of $100,000 or more	781,926	813,530	825,214	844,565	877,951	806,799	886,348
Total interest-bearing deposits	5,815,203	5,995,811	5,900,313	5,635,608	5,802,080	5,903,452	5,806,497
Fed funds purchased and repos	374,885	280,726	437,270	526,740	462,294	364,332	501,585
Short-term borrowings	81,773	80,275	84,797	141,600	85,678	82,280	143,450
Long-term FHLB advances	-	-	-	197	2,413	-	1,591
Subordinated notes	49,858	49,850	49,842	49,833	49,825	49,850	49,817
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	6,383,575	6,468,518	6,534,078	6,415,834	6,464,146	6,461,770	6,564,796
Noninterest-bearing deposits	2,039,729	1,998,077	1,869,758	1,897,398	1,811,472	1,969,445	1,716,300
Other liabilities	114,454	104,628	122,668	100,274	85,404	113,920	99,873
Total liabilities	8,537,758	8,571,223	8,526,504	8,413,506	8,361,022	8,545,135	8,380,969
Shareholders' equity	1,273,605	1,255,716	1,228,502	1,223,101	1,211,434	1,252,684	1,184,558
Total liabilities and equity	$9,811,363	$9,826,939	$9,755,006	$9,636,607	$9,572,456	$9,797,819	$9,565,527

PERIOD END BALANCES	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Cash and due from banks	$209,188	$284,735	$213,500	$202,625	$245,132
Fed funds sold and rev repos	5,295	6,725	6,301	9,258	8,810
Securities available for sale	2,724,446	2,592,807	2,595,664	2,468,993	2,476,905
Securities held to maturity	45,484	47,867	52,010	57,705	71,046
Loans held for sale (LHFS)	324,897	286,221	227,449	216,553	210,269
Loans held for investment (LHFI)	5,527,963	5,650,548	5,774,753	5,857,484	5,783,712
Allowance for loan losses	(83,526)	(84,809)	(90,879)	(89,518)	(89,463)
Net LHFI	5,444,437	5,565,739	5,683,874	5,767,966	5,694,249
Acquired loans:
Noncovered loans	83,110	94,013	100,669	-	-
Covered loans	64,503	66,015	74,419	76,804	79,064
Allowance for loan losses, acquired loans	(4,343)	(1,526)	(773)	(502)	-
Net acquired loans	143,270	158,502	174,315	76,302	79,064
Net LHFI and acquired loans	5,587,707	5,724,241	5,858,189	5,844,268	5,773,313
Premises and equipment, net	155,467	156,089	156,158	142,582	141,639
Mortgage servicing rights	44,211	43,580	45,893	43,274	43,659
Goodwill	291,104	291,104	291,104	291,104	291,104
Identifiable intangible assets	18,327	19,356	18,821	14,076	14,861
Other real estate, excluding covered other real estate	82,475	73,673	75,742	79,053	89,597
Covered other real estate	5,722	6,482	5,824	6,331	7,197
FDIC indemnification asset	23,979	25,309	28,260	28,348	33,436
Other assets	353,857	332,657	356,678	322,837	298,953
Total assets	$9,872,159	$9,890,846	$9,931,593	$9,727,007	$9,705,921

Deposits:
Noninterest-bearing	$2,118,853	$2,063,261	$2,024,290	$2,033,442	$1,871,040
Interest-bearing	5,685,188	5,932,596	6,066,456	5,532,921	5,698,684
Total deposits	7,804,041	7,995,857	8,090,746	7,566,363	7,569,724
Fed funds purchased and repos	408,711	297,669	254,878	604,500	576,672
Short-term borrowings	83,612	78,594	82,023	87,628	98,887
Long-term FHLB advances	-	-	-	-	741
Subordinated notes	49,863	49,855	49,847	49,839	49,831
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	186,061	148,520	150,723	141,784	126,604
Total liabilities	8,594,144	8,632,351	8,690,073	8,511,970	8,484,315
Common stock	13,496	13,496	13,494	13,364	13,359
Capital surplus	284,089	283,023	282,388	266,026	264,750
Retained earnings	973,182	958,322	944,101	932,526	923,891
Accum other comprehensive
income, net of tax	7,248	3,654	1,537	3,121	19,606
Total shareholders' equity	1,278,015	1,258,495	1,241,520	1,215,037	1,221,606
Total liabilities and equity	$9,872,159	$9,890,846	$9,931,593	$9,727,007	$9,705,921

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2012 ($ in thousands except per share data) (unaudited)

	Quarter Ended					Nine Months Ended
INCOME STATEMENTS	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	9/30/2012	9/30/2011
Interest and fees on loans-FTE	$77,783	$78,046	$78,718	$82,230	$79,256	$234,547	$238,574
Interest on securities-taxable	15,909	17,352	18,384	17,362	18,115	51,645	58,481
Interest on securities-tax exempt-FTE	2,089	2,086	2,102	2,133	2,155	6,277	6,398
Interest on fed funds sold and rev repos	6	5	6	10	5	17	20
Other interest income	339	336	330	327	329	1,005	994
Total interest income-FTE	96,126	97,825	99,540	102,062	99,860	293,491	304,467
Interest on deposits	5,725	6,465	7,353	7,728	8,911	19,543	29,110
Interest on fed funds pch and repos	135	142	171	195	216	448	770
Other interest expense	1,358	1,359	1,414	1,418	1,386	4,131	3,815
Total interest expense	7,218	7,966	8,938	9,341	10,513	24,122	33,695
Net interest income-FTE	88,908	89,859	90,602	92,721	89,347	269,369	270,772
Provision for loan losses, excluding acquired loans	3,358	650	3,293	6,073	7,978	7,301	23,631
Provision for acquired loan losses	2,105	1,672	(194)	624	-	3,583	-
Net interest income after provision-FTE	83,445	87,537	87,503	86,024	81,369	258,485	247,141
Service charges on deposit accounts	13,135	12,614	12,211	13,269	13,680	37,960	38,438
Insurance commissions	7,533	7,179	6,606	6,076	7,516	21,318	20,890
Wealth management	5,612	5,762	5,501	5,223	5,993	16,875	17,739
Bank card and other fees	6,924	8,179	7,364	7,112	7,033	22,467	20,362
Mortgage banking, net	11,150	11,184	7,295	6,038	9,783	29,629	20,774
Other, net	512	(1,150)	3,758	(4,928)	234	3,120	8,781
Nonint inc-excl sec gains, net	44,866	43,768	42,735	32,790	44,239	131,369	126,984
Security (losses) gains, net	(1)	(8)	1,050	(11)	33	1,041	91
Total noninterest income	44,865	43,760	43,785	32,779	44,272	132,410	127,075
Salaries and employee benefits	47,404	46,959	46,432	45,616	44,701	140,795	132,940
Services and fees	11,682	11,750	10,747	11,323	11,485	34,179	32,535
Net occupancy-premises	5,352	4,954	4,938	5,038	5,093	15,244	15,216
Equipment expense	5,095	5,183	4,912	5,139	5,038	15,190	15,038
FDIC assessment expense	1,826	1,826	1,775	1,484	1,812	5,427	6,500
ORE/Foreclosure expense	1,702	2,388	3,902	2,760	5,616	7,992	13,533
Other expense	10,399	14,899	13,068	11,643	11,736	38,366	31,085
Total noninterest expense	83,460	87,959	85,774	83,003	85,481	257,193	246,847
Income before income taxes and tax eq adj	44,850	43,338	45,514	35,800	40,160	133,702	127,369
Tax equivalent adjustment	3,629	3,411	3,658	3,663	3,667	10,698	10,887
Income before income taxes	41,221	39,927	41,856	32,137	36,493	123,004	116,482
Income taxes	11,317	10,578	11,536	7,879	9,525	33,431	33,899
Net income available to common shareholders	$29,904	$29,349	$30,320	$24,258	$26,968	$89,573	$82,583

Per common share data
Earnings per share - basic	$0.46	$0.45	$0.47	$0.38	$0.42	$1.39	$1.29

Earnings per share - diluted	$0.46	$0.45	$0.47	$0.38	$0.42	$1.38	$1.29

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.69	$0.69

Weighted average common shares outstanding
Basic	64,778,329	64,771,530	64,297,038	64,122,188	64,119,235	64,616,226	64,047,866

Diluted	64,992,614	64,938,697	64,477,277	64,330,242	64,310,453	64,804,661	64,251,025

Period end common shares outstanding	64,779,937	64,775,694	64,765,581	64,142,498	64,119,235	64,779,937	64,119,235

OTHER FINANCIAL DATA
Return on common equity	9.34%	9.40%	9.93%	7.87%	8.83%	9.55%	9.32%
Return on average tangible common equity	12.61%	12.74%	13.41%	10.70%	12.04%	12.91%	12.80%
Return on equity	9.34%	9.40%	9.93%	7.87%	8.83%	9.55%	9.32%
Return on assets	1.21%	1.20%	1.25%	1.00%	1.12%	1.22%	1.15%
Interest margin - Yield - FTE	4.39%	4.52%	4.60%	4.71%	4.66%	4.51%	4.78%
Interest margin - Cost	0.33%	0.37%	0.41%	0.43%	0.49%	0.37%	0.53%
Net interest margin - FTE	4.06%	4.15%	4.19%	4.28%	4.17%	4.14%	4.25%
Efficiency ratio (1)	62.39%	66.26%	63.70%	66.13%	63.99%	64.12%	63.25%
Full-time equivalent employees	2,632	2,598	2,611	2,537	2,542

COMMON STOCK PERFORMANCE
Market value-Close	$24.34	$24.48	$24.98	$24.29	$18.15
Common book value	$19.73	$19.43	$19.17	$18.94	$19.05
Tangible common book value	$14.95	$14.64	$14.38	$14.18	$14.28

(1) - Excludes nonrecurring income and expense items such as securities gains or losses, bargain purchase gains and one-time acquisition related transaction expenses.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION September 30, 2012 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Nonaccrual loans
Florida	$21,456	$22,260	$22,174	$23,002	$27,263
Mississippi (2)	32,041	47,322	48,648	46,746	44,825
Tennessee (3)	7,388	11,171	13,972	15,791	14,575
Texas	19,773	18,927	20,979	24,919	12,915
Total nonaccrual loans	80,658	99,680	105,773	110,458	99,578
Other real estate
Florida	22,340	23,324	26,226	29,963	29,949
Mississippi (2)	27,113	19,511	19,240	19,483	21,027
Tennessee (3)	18,545	18,850	17,665	16,879	17,940
Texas	14,477	11,988	12,611	12,728	20,681
Total other real estate	82,475	73,673	75,742	79,053	89,597
Total nonperforming assets	$163,133	$173,353	$181,515	$189,511	$189,175

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$5,699	$1,843	$1,553	$4,230	$3,166

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$39,492	$35,270	$39,496	$39,379	$32,956

	Quarter Ended					Nine Months Ended
ALLOWANCE FOR LOAN LOSSES (4)	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	9/30/2012	9/30/2011
Beginning Balance	$84,809	$90,879	$89,518	$89,463	$86,846	$89,518	$93,510
Provision for loan losses	3,358	650	3,293	6,073	7,978	7,301	23,631
Charge-offs	(7,907)	(9,264)	(5,376)	(8,457)	(8,675)	(22,547)	(37,312)
Recoveries	3,266	2,544	3,444	2,439	3,314	9,254	9,634
Net charge-offs	(4,641)	(6,720)	(1,932)	(6,018)	(5,361)	(13,293)	(27,678)
Ending Balance	$83,526	$84,809	$90,879	$89,518	$89,463	$83,526	$89,463

PROVISION FOR LOAN LOSSES (4)
Florida	$7	$(770)	$739	$4,797	$3,046	$(24)	$11,703
Mississippi (2)	466	1,141	4,152	3,783	3,732	5,759	6,134
Tennessee (3)	687	839	(29)	(885)	(105)	1,497	1,671
Texas	2,198	(560)	(1,569)	(1,622)	1,305	69	4,123
Total provision for loan losses	$3,358	$650	$3,293	$6,073	$7,978	$7,301	$23,631

NET CHARGE-OFFS (4)
Florida	$(488)	$4,491	$1,495	$2,576	$2,909	$5,498	$16,267
Mississippi (2)	4,726	1,751	251	2,556	1,988	6,728	5,799
Tennessee (3)	438	536	223	773	499	1,197	1,802
Texas	(35)	(58)	(37)	113	(35)	(130)	3,810
Total net charge-offs	$4,641	$6,720	$1,932	$6,018	$5,361	$13,293	$27,678

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.31%	0.46%	0.13%	0.40%	0.36%	0.30%	0.61%
Provision for loan losses/average loans	0.23%	0.04%	0.22%	0.40%	0.53%	0.16%	0.52%
Nonperforming loans/total loans (incl LHFS)	1.38%	1.68%	1.76%	1.82%	1.66%
Nonperforming assets/total loans (incl LHFS)	2.79%	2.92%	3.02%	3.12%	3.16%
Nonperforming assets/total loans (incl LHFS) +ORE	2.75%	2.88%	2.99%	3.08%	3.11%
ALL/total loans (excl LHFS)	1.51%	1.50%	1.57%	1.53%	1.55%
ALL-commercial/total commercial loans	1.79%	1.81%	1.97%	1.91%	1.94%
ALL-consumer/total consumer and home mortgage loans	0.84%	0.81%	0.75%	0.76%	0.76%
ALL/nonperforming loans	103.56%	85.08%	85.92%	81.04%	89.84%
ALL/nonperforming loans -
(excl impaired loans)	174.09%	186.45%	181.11%	194.19%	248.82%

CAPITAL RATIOS
Total equity/total assets	12.95%	12.72%	12.50%	12.49%	12.59%
Common equity/total assets	12.95%	12.72%	12.50%	12.49%	12.59%
Tangible common equity/tangible assets	10.13%	9.90%	9.68%	9.66%	9.74%
Tangible common equity/risk-weighted assets	14.49%	14.30%	13.89%	13.83%	14.04%
Tier 1 leverage ratio	10.83%	10.63%	10.55%	10.43%	10.38%
Tier 1 common risk-based capital ratio	14.50%	14.36%	13.98%	13.90%	13.84%
Tier 1 risk-based capital ratio	15.40%	15.26%	14.87%	14.81%	14.76%
Total risk-based capital ratio	17.25%	17.12%	16.72%	16.67%	16.78%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2012 ($ in thousands) (unaudited)

Note 1 – Business Combinations

BancTrust Financial Group, Inc.

On May 29, 2012, Trustmark Corporation (Trustmark) and BancTrust Financial Group, Inc. (BancTrust) announced the signing of a definitive agreement pursuant to which BancTrust will merge into Trustmark.  BancTrust has 49 offices throughout Alabama and the Florida Panhandle with $1.3 billion in loans and $1.8 billion in deposits at March 31, 2012.

Under the terms of the definitive agreement, which was approved unanimously by the Boards of Directors of both companies, holders of BancTrust common stock will receive 0.125 of a share of Trustmark common stock for each share of BancTrust common stock in a tax-free exchange.  Trustmark will issue approximately 2,245,923 shares of its common stock for all issued and outstanding shares of BancTrust common stock.  Based upon a price of $24.66 per share of Trustmark common stock, the transaction is valued at approximately $55.4 million, or $3.08 per share of BancTrust common stock.  Trustmark intends to repurchase the $50.0 million of BancTrust preferred stock and associated warrant issued to the U.S. Department of Treasury under the Capital Purchase Program.

BancTrust shareholders approved the merger on September 26, 2012.  Regulatory approval is still pending.  On October 9, 2012, Trustmark and BancTrust announced that the definitive agreement dated May 28, 2012, pursuant to which BancTrust will merge into Trustmark has been amended to accommodate the closing of the merger in early 2013. As such, the latest possible closing date for the merger has been extended from December 31, 2012, to February 28, 2013. This extension provides additional time in which to receive regulatory approval as well as to ensure a smooth transition and operational conversion to Trustmark systems in early 2013. All other material aspects of the definitive agreement remain unchanged.

Bay Bank & Trust Company

On March 16, 2012, Trustmark National Bank (TNB) completed its merger with Bay Bank & Trust Co. (Bay Bank), a 76-year old financial institution headquartered in Panama City, Florida.  Trustmark acquired all outstanding common stock of Bay Bank for approximately $22 million in cash and stock, comprised of $10 million in cash and the issuance of approximately 510 thousand shares of Trustmark common stock value at $12 million.  This acquisition was accounted for under the acquisition method in accordance with FASB ASC Topic 805, “Business Combinations.”  Accordingly, the assets and liabilities, both tangible and intangible, are recorded at their estimated fair values as of the acquisition date.  The purchase price allocation was deemed preliminary as of March 31, 2012 and was finalized in the second quarter of 2012.

The statement of assets purchased and liabilities assumed in the Bay Bank acquisition is presented below at their estimated fair values as of the acquisition date of March 16, 2012 ($ in thousands):

Assets
Cash and due from banks	$88,154
Securities available for sale	26,369
Acquired noncovered loans	97,914
Premises and equipment, net	9,466
Identifiable intangible assets	7,017
Other real estate	2,569
Other assets	3,471
Total Assets	234,960

Liabilities
Deposits	208,796
Other liabilities	526
Total Liabilities	209,322

Net assets acquired at fair value	25,638
Consideration paid to Bay Bank	22,003

Bargain purchase gain	3,635
Income taxes	-
Bargain purchase gain, net of taxes	$3,635

The bargain purchase gain represents the excess of the net of the estimated fair value of the assets acquired and liabilities assumed over the consideration paid to Bay Bank.  Initially, Trustmark recognized a bargain purchase gain of $2.8 million during the first quarter of 2012 and subsequently increased the bargain purchase gain $881 thousand during the second quarter of 2012 as the fair values associated with the Bay Bank acquisition were finalized.  The gain of $3.6 million recognized by Trustmark is considered a gain from a bargain purchase under FASB ASC Topic 805 and is included in other noninterest income.  Included in noninterest expense during the first quarter of 2012 are non-routine Bay Bank transaction expenses totaling approximately $2.6 million (change in control and severance expense of $672 thousand included in salaries and benefits; contract termination and other expenses of $1.9 million included in other expense).

All loans acquired from Bay Bank, with the exception of revolving credit agreements, were evaluated under a fair value process involving various degrees of deterioration in credit quality since origination, and also for those loans for which it was probable at acquisition that TNB would not be able to collect all contractually required payments.  These loans are referred to as acquired impaired loans and are accounted for in accordance with FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality.”

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2012 ($ in thousands) (unaudited)

Note 1 – Business Combinations (continued)

Heritage Banking Group

On April 15, 2011, the Mississippi Department of Banking and Consumer Finance closed the Heritage Banking Group (Heritage), a 90-year old financial institution headquartered in Carthage, Mississippi, and appointed the Federal Deposit Insurance Corporation (FDIC) as receiver.  On the same date, Trustmark National Bank (TNB) entered into a purchase and assumption agreement with the FDIC in which TNB agreed to assume all of the deposits and purchased essentially all of the assets of Heritage.  The FDIC and TNB entered into a loss-share transaction on approximately $151.9 million of Heritage assets, which covers substantially all loans and all other real estate.  Under the loss-share agreement, the FDIC will cover 80% of covered loan and other real estate losses incurred.  Because of the loss protection provided by the FDIC, the risk characteristics of the Heritage loans and other real estate covered by the loss-share agreement are significantly different from those assets not covered by this agreement.  As a result, Trustmark will refer to loans and other real estate subject to the loss-share agreement as “covered” while loans and other real estate that are not subject to the loss-share agreement will be referred to as “noncovered” or “excluding covered.”  The loss-share agreement applicable to single family residential mortgage loans and related foreclosed real estate provides for FDIC loss sharing and TNB’s reimbursement to the FDIC for recoveries of covered losses for ten years from the date on which the loss-share agreement was entered.  The loss-share agreement applicable to commercial loans and related foreclosed real estate provides for FDIC loss sharing for five years from the date on which the loss-share agreement was entered and TNB’s reimbursement to the FDIC for recoveries of covered losses for an additional three years thereafter.

The assets purchased and liabilities assumed for the Heritage acquisition have been accounted for under the acquisition method of accounting (formerly the purchase method).  The assets and liabilities, both tangible and intangible, are recorded at their estimated fair values as of the acquisition date.  The fair value amounts are subject to change for up to one year after the closing date as additional information relating to closing date fair values becomes available.  The amounts are also subject to adjustments based upon final settlement with the FDIC.

The bargain purchase gain from the Heritage acquisition represents the net of the estimated fair value of the assets acquired and liabilities assumed and is influenced significantly by the FDIC-assisted transaction process.  Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer and, depending on the nature and amount of the acquirer's bid, the FDIC may be required to make a cash payment to the acquirer.  The pretax gain of $7.5 million ($4.6 million after tax) recognized by TNB is considered a bargain purchase transaction under FASB ASC Topic 805.  The gain was recognized as other noninterest income in Trustmark’s consolidated statements of income for the three months ended June 30, 2011.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$18	$22	$31	$3	$5
Issued by U.S. Government sponsored agencies	60,671	72,923	101,941	64,802	61,870
Obligations of states and political subdivisions	215,900	213,826	208,234	202,827	207,781
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	21,352	22,367	20,064	12,445	14,637
Issued by FNMA and FHLMC	237,886	264,018	286,169	347,932	400,589
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,565,290	1,570,226	1,619,920	1,614,965	1,579,698
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	381,207	354,453	330,318	226,019	212,325
Asset-backed securities / structured financial products	242,122	91,293	23,693	-	-
Corporate debt securities	-	3,679	5,294	-	-
Total securities available for sale	$2,724,446	$2,592,807	$2,595,664	$2,468,993	$2,476,905

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$37,669	$38,351	$40,393	$42,619	$43,246
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	3,435	3,745	4,089	4,538	5,291
Issued by FNMA and FHLMC	580	583	586	588	753
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,624	3,000	4,743	7,749	19,534
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	2,176	2,188	2,199	2,211	2,222
Total securities held to maturity	$45,484	$47,867	$52,010	$57,705	$71,046

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 90% of the portfolio in U.S. Government agency-backed obligations and other Aaa rated securities.  None of the securities owned by Trustmark are collateralized by assets, which are considered sub-prime. Furthermore, outside of membership in the Federal Home Loan Bank of Dallas, Independent Bankers Bank of Florida and Federal Reserve Bank, Trustmark does not hold any equity investment in government sponsored entities.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2012 ($ in thousands) (unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Loans secured by real estate:
Construction, land development and other land loans	$460,599	$464,349	$465,486	$474,082	$481,821
Secured by 1-4 family residential properties	1,511,514	1,621,865	1,722,357	1,760,930	1,717,366
Secured by nonfarm, nonresidential properties	1,397,536	1,392,293	1,419,902	1,425,774	1,437,573
Other real estate secured	184,804	192,376	199,400	204,849	207,984
Commercial and industrial loans	1,163,681	1,142,282	1,142,813	1,139,365	1,083,753
Consumer loans	181,896	196,718	210,713	243,756	268,002
Other loans	627,933	640,665	614,082	608,728	587,213
LHFI	5,527,963	5,650,548	5,774,753	5,857,484	5,783,712
Allowance for loan losses	(83,526)	(84,809)	(90,879)	(89,518)	(89,463)
Net LHFI	$5,444,437	$5,565,739	$5,683,874	$5,767,966	$5,694,249

ACQUIRED NONCOVERED LOANS BY TYPE	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Loans secured by real estate:
Construction, land development and other land loans	$11,504	$13,154	$14,346	$-	$-
Secured by 1-4 family residential properties	18,032	18,954	20,409	-	-
Secured by nonfarm, nonresidential properties	47,114	53,272	54,954	-	-
Other real estate secured	378	512	695	-	-
Commercial and industrial loans	3,371	4,822	5,732	-	-
Consumer loans	2,575	3,153	4,188	-	-
Other loans	136	146	345	-	-
Noncovered loans	83,110	94,013	100,669	-	-
Allowance for loan losses	(817)	(62)	(37)	-	-
Net noncovered loans	$82,293	$93,951	$100,632	$-	$-

ACQUIRED COVERED LOANS BY TYPE	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Loans secured by real estate:
Construction, land development and other land loans	$3,714	$3,683	$3,940	$4,209	$4,024
Secured by 1-4 family residential properties	24,949	27,218	30,221	31,874	32,735
Secured by nonfarm, nonresidential properties	28,291	27,464	30,737	30,889	33,601
Other real estate secured	4,198	4,580	5,087	5,126	5,294
Commercial and industrial loans	1,803	1,382	2,768	2,971	1,772
Consumer loans	172	205	206	290	158
Other loans	1,376	1,483	1,460	1,445	1,480
Covered loans	64,503	66,015	74,419	76,804	79,064
Allowance for loan losses	(3,526)	(1,464)	(736)	(502)	-
Net covered loans	$60,977	$64,551	$73,683	$76,302	$79,064

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2012 ($ in thousands) (unaudited)

Note 3 – Loan Composition (continued)
	September 30, 2012
LHFI - COMPOSITION BY REGION (1)	Total	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$460,599	$87,187	$222,776	$37,905	$112,731
Secured by 1-4 family residential properties	1,511,514	53,023	1,289,279	142,852	26,360
Secured by nonfarm, nonresidential properties	1,397,536	154,121	742,922	175,051	325,442
Other real estate secured	184,804	8,760	133,434	5,031	37,579
Commercial and industrial loans	1,163,681	13,972	782,879	86,768	280,062
Consumer loans	181,896	1,308	157,253	19,241	4,094
Other loans	627,933	24,861	532,101	25,139	45,832
Loans	$5,527,963	$343,232	$3,860,644	$491,987	$832,100

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$56,286	$34,302	$16,303	$1,475	$4,206
Development	84,524	8,615	50,250	5,836	19,823
Unimproved land	152,884	42,735	65,785	16,382	27,982
1-4 family construction	73,417	1,261	54,820	2,503	14,833
Other construction	93,488	274	35,618	11,709	45,887
Construction, land development and other land loans	$460,599	$87,187	$222,776	$37,905	$112,731

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$165,600	$42,253	$67,787	$23,260	$32,300
Office	138,458	37,107	67,044	9,703	24,604
Nursing homes/assisted living	87,028	-	77,963	4,146	4,919
Hotel/motel	96,569	8,498	28,244	32,483	27,344
Industrial	52,094	8,545	13,238	374	29,937
Health care	15,425	-	10,535	139	4,751
Convenience stores	9,209	-	4,564	1,441	3,204
Other	133,806	14,050	69,874	6,348	43,534
Total income producing loans	698,189	110,453	339,249	77,894	170,593

Owner-occupied:
Office	117,073	14,804	72,779	6,693	22,797
Churches	86,602	3,149	50,759	27,575	5,119
Industrial warehouses	83,132	1,126	41,766	319	39,921
Health care	98,511	14,120	51,077	15,909	17,405
Convenience stores	60,778	1,770	37,997	4,000	17,011
Retail	39,123	3,769	25,538	3,135	6,681
Restaurants	32,467	1,136	25,158	4,837	1,336
Auto dealerships	20,077	479	17,697	1,838	63
Other	161,584	3,315	80,902	32,851	44,516
Total owner-occupied loans	699,347	43,668	403,673	97,157	154,849

Loans secured by nonfarm, nonresidential properties	$1,397,536	$154,121	$742,922	$175,051	$325,442

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2012 ($ in thousands) (unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Nine Months Ended
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	9/30/2012	9/30/2011
Securities – Taxable	2.60%	2.94%	3.13%	3.02%	3.26%	2.89%	3.57%
Securities – Nontaxable	4.43%	4.49%	4.63%	4.53%	4.39%	4.52%	4.71%
Securities – Total	2.73%	3.06%	3.24%	3.13%	3.35%	3.00%	3.66%
Loans	5.12%	5.14%	5.18%	5.37%	5.18%	5.15%	5.23%
FF Sold & Rev Repo	0.36%	0.38%	0.25%	0.38%	0.34%	0.32%	0.38%
Other Earning Assets	4.25%	4.56%	3.89%	3.72%	4.04%	4.22%	3.56%
Total Earning Assets	4.39%	4.52%	4.60%	4.71%	4.66%	4.51%	4.78%

Interest-bearing Deposits	0.39%	0.43%	0.50%	0.54%	0.61%	0.44%	0.67%
FF Pch & Repo	0.14%	0.20%	0.16%	0.15%	0.19%	0.16%	0.21%
Other Borrowings	2.79%	2.85%	2.89%	2.22%	2.75%	2.84%	1.99%
Total Interest-bearing Liabilities	0.45%	0.50%	0.55%	0.58%	0.65%	0.50%	0.69%

Net interest margin	4.06%	4.15%	4.19%	4.28%	4.17%	4.14%	4.25%

The net interest margin for the third quarter of 2012 totaled 4.06% compared to a net interest margin in the prior quarter of 4.15% resulting in a decrease of nine basis points.  The decrease is primarily due to the downward repricing of loans and securities partially offset by modest declines in the cost of interest-bearing deposits.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of MSR attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting.  Changes in the fair value of these exchange-traded derivative instruments are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the changes in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net negative ineffectiveness of $1.8 million for the quarter ended September 30, 2012 compared to a net positive ineffectiveness of $2.8 million for the quarter ended September 30, 2011.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Nine Months Ended
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	9/30/2012	9/30/2011
Mortgage servicing income, net	$3,984	$3,891	$3,886	$3,725	$3,738	$11,761	$11,065
Change in fair value-MSR from runoff	(2,751)	(2,320)	(2,106)	(2,122)	(2,039)	(7,177)	(4,785)
Gain on sales of loans, net	9,114	6,302	6,469	4,633	2,366	21,885	7,319
Other, net	2,608	3,139	64	133	2,926	5,811	2,409
Mortgage banking income before hedge ineffectiveness	12,955	11,012	8,313	6,369	6,991	32,280	16,008
Change in fair value-MSR from market changes	(3,282)	(5,926)	248	(2,842)	(7,614)	(8,960)	(12,288)
Change in fair value of derivatives	1,477	6,098	(1,266)	2,511	10,406	6,309	17,054
Net (negative) positive hedge ineffectiveness	(1,805)	172	(1,018)	(331)	2,792	(2,651)	4,766
Mortgage banking, net	$11,150	$11,184	$7,295	$6,038	$9,783	$29,629	$20,774

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Nine Months Ended
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	9/30/2012	9/30/2011
Partnership amortization for tax credit purposes	$(2,302)	$(1,491)	$(1,422)	$(2,690)	$(1,417)	$(5,215)	$(3,676)
Bargain purchase gain on acquisition	-	881	2,754	-	-	3,635	7,456
Decrease in FDIC indemnification asset	(609)	(2,289)	(81)	(4,157)	-	(2,979)	-
Other miscellaneous income	3,423	1,749	2,507	1,919	1,651	7,679	5,001
Total other, net	$512	$(1,150)	$3,758	$(4,928)	$234	$3,120	$8,781

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2012 ($ in thousands) (unaudited)

Note 6 – Other Noninterest Income and Expense (continued)

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits).  These investments are recorded based on the equity method of accounting, which requires the equity in partnership losses to be recognized when incurred and are recorded as a reduction in other income.  The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

As previously mentioned in Note 1 – Business Combinations, during the second quarter of 2012, the bargain purchase gain for Bay Bank was increased $881 thousand from $2.8 million that was recorded during the first quarter of 2012, as the fair values associated with the Bay Bank acquisition were finalized.  In addition, during the third quarter of 2012, other noninterest income included a write-down of the FDIC indemnification asset of $609 thousand on acquired covered loans obtained from Heritage as a result of loan payoffs and improved cash flow projections and lower loss expectations for loan pools.

During the third quarter of 2012, Trustmark completed a sale of assets by Trustmark Investment Advisors, Inc. (TIA) to Federated Investors, Inc. (Federated) and certain of Federated’s subsidiaries, pursuant to the terms of a previously announced definitive agreement between Federated, TIA and Trustmark National Bank.  The sale resulted in a gain of $1.2 million for Trustmark, which was recorded as other miscellaneous income.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Nine Months Ended
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	9/30/2012	9/30/2011
Loan expense	$3,150	$8,299	$5,525	$5,788	$4,632	$16,974	$12,444
Non-routine transaction expenses on acquisition	-	-	1,917	-	-	1,917	-
Amortization of intangibles	1,028	1,028	710	799	792	2,766	2,330
Other miscellaneous expense	6,221	5,572	4,916	5,056	6,312	16,709	16,311
Total other expense	$10,399	$14,899	$13,068	$11,643	$11,736	$38,366	$31,085

During the second quarter of 2012, Trustmark updated its quarterly analysis of mortgage loan repurchase exposure.  This analysis, along with recent trends of increased mortgage loan repurchase activity in the mortgage industry, resulted in Trustmark providing an additional reserve of approximately $4.0 million in the second quarter.  At September 30, 2012, the reserve for mortgage loan repurchases totaled $8.6 million.  Notwithstanding significant changes in future behaviors and the demand patterns of investors, Trustmark believes that it is appropriately reserved for potential mortgage loan repurchase requests.

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS September 30, 2012 ($ in thousands) (unaudited)

Note 7 - Non-GAAP Financial Measures (continued)
			Quarter Ended					Nine Months Ended
			9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	9/30/2012	9/30/2011
	TANGIBLE COMMON EQUITY
	AVERAGE BALANCES
	Total shareholders' common equity		$1,273,605	$1,255,716	$1,228,502	$1,223,101	$1,211,434	$1,252,684	$1,184,558
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(18,971)	(17,762)	(14,703)	(14,550)	(15,343)	(17,152)	(15,772)
	Total average tangible common equity		$963,530	$946,850	$922,695	$917,447	$904,987	$944,428	$877,682

	PERIOD END BALANCES
	Total shareholders' common equity		$1,278,015	$1,258,495	$1,241,520	$1,215,037	$1,221,606
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(18,327)	(19,356)	(18,821)	(14,076)	(14,861)
	Total tangible common equity	(a)	$968,584	$948,035	$931,595	$909,857	$915,641

	TANGIBLE ASSETS
	Total assets		$9,872,159	$9,890,846	$9,931,593	$9,727,007	$9,705,291
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(18,327)	(19,356)	(18,821)	(14,076)	(14,861)
	Total tangible assets	(b)	$9,562,728	$9,580,386	$9,621,668	$9,421,827	$9,399,326

	Risk-weighted assets	(c)	$6,684,820	$6,631,887	$6,707,026	$6,576,953	$6,522,468

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
	Net income available to common shareholders		$29,904	$29,349	$30,320	$24,258	$26,968	$89,573	$82,583
Plus:	Intangible amortization net of tax		635	635	438	493	489	1,708	1,452
	Net income adjusted for intangible amortization		$30,539	$29,984	$30,758	$24,751	$27,457	$91,281	$84,035

	Period end common shares outstanding	(d)	64,779,937	64,775,694	64,765,581	64,142,498	64,119,235

TANGIBLE COMMON EQUITY MEASUREMENTS
	Return on average tangible common equity 1		12.61%	12.74%	13.41%	10.70%	12.04%	12.91%	12.80%
	Tangible common equity/tangible assets	(a)/(b)	10.13%	9.90%	9.68%	9.66%	9.74%
	Tangible common equity/risk-weighted assets	(a)/(c)	14.49%	14.30%	13.89%	13.83%	14.04%
	Tangible common book value	(a)/(d)*1,000	$14.95	$14.64	$14.38	$14.18	$14.28

TIER 1 COMMON RISK-BASED CAPITAL
	Total shareholders' equity		$1,278,015	$1,258,495	$1,241,520	$1,215,037	$1,221,606
	Eliminate qualifying AOCI		(7,248)	(3,654)	(1,537)	(3,121)	(19,606)
	Qualifying tier 1 capital		60,000	60,000	60,000	60,000	60,000
	Disallowed goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
Adj to goodwill allowed for deferred taxes			12,683	12,330	11,978	11,625	11,273
	Other disallowed intangibles		(18,327)	(19,356)	(18,821)	(14,076)	(14,861)
	Disallowed servicing intangible		(4,421)	(4,358)	(4,589)	(4,327)	(4,366)
	Total tier 1 capital		$1,029,598	$1,012,353	$997,447	$974,034	$962,942
Less:	Qualifying tier 1 capital		(60,000)	(60,000)	(60,000)	(60,000)	(60,000)
	Total tier 1 common capital	(e)	$969,598	$952,353	$937,447	$914,034	$902,942

	Tier 1 common risk-based capital ratio	(e)/(c)	14.50%	14.36%	13.98%	13.90%	13.84%

1 Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible common equity